EXHIBIT 23.4

CONSENT OF INDEPENDENT RESERVE ENGINEERS

As Harken Energy Corporation’s independent reserve engineers for properties located outside the United States, Ryder Scott Company consents to the reference in Form 10-K and in the following Registration Statements of Harken Energy Corporation and in the related Prospectuses to Ryder Scott Company reserve report dated December 31, 2003.

Form	Description

S-1	Registration of 22,715,000 shares of common stock (No. 333-112451)

S-1	Registration of 8,549,100 shares of common stock (No. 333-108787)

S-3	Registration of 16,874,890 shares of common stock (No. 333-104763)

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.

Houston, Texas

March 24, 2004